EXHIBIT 21.1

SUBIDIARIES OF

IMMOBILIARE GLOBAL INVESTMENTS, INC.

NAME                                                                                                                                                   STATE OF FORMATION

Thomas Investment Holdings, LLC                                                                                                            Utah